                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Atlanta Gas Light Company (the "Company") on Form S-8 of our reports dated November 4, 1994 (which reports include an explanatory paragraph as to the change in methods of accounting for postretirement benefits other than pensions and for income taxes), appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended September 30, 1994.


DELOITTE & TOUCHE LLP
Atlanta, Georgia
August 25, 1995